EXHIBIT 21
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                  Subsidiaries of Strawbridge & Clothier
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                                           Jurisdiction        Percentage
Name                                     of Incorporation      Ownership
- ----                                     ----------------      ----------
S&C, Burlington, Inc.                      Pennsylvania            100%
S&C, Center Square, Inc.                   Pennsylvania            100%
S&C, Cherry Hill, Inc.                     Pennsylvania            100%
S&C, Concord, Inc.                         Delaware                100%
S&C, Echelon, Inc.                         Pennsylvania            100%
S&C, Filbert St., Inc.                     Pennsylvania            100%
S&C, Penrose, Inc.                         Pennsylvania            100%
S&C, Whiteland, Inc.                       Pennsylvania            100%
S&C Maintenance and Construction, Inc.     New Jersey               90%
Anfly, Inc.                                Delaware                100%
8th & Filbert Parking, Inc.                Pennsylvania            100%
S&C, Funding, Inc.                         Delaware                100%